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                                                                 EXHIBIT 23.6

Consent of Furman Selz, L.L.C.
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         We hereby consent to the inclusion in the Proxy Statement/Prospectus of
Apria Healthcare Group, Inc., forming part of this Registration Statement on
Form S-4, of our opinion dated June 28, 1996, to the Board of Directors of Vitas Healthcare Corporation attached as Appendix C to such Proxy Statement/Prospectus and to the reference of our opinion under the captions "SUMMARY--Fairness
Opinion of Vitas' Financial Advisor" and "THE MERGER--Fairness Opinion of Vitas' Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                           Furman Selz, L.L.C.

                                           By:  /s/ LEOPOLD SWERGOLD
                                               -------------------------
                                                    Leopold Swergold
                                                    Managing Director

                                           Dated: 09/11/96